UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant        X

Filed by a Party other than the Registrant       __

Check the appropriate box:

X           Preliminary Proxy Statement

__         Definitive Proxy Statement

__         Definitive Additional Materials

__         Soliciting Material pursuant to § 240.14a-12

__ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

PREMIERWEST BANCORP
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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__           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                (1)           Title of each class of securities to which the transaction applies:  _______________________________

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                (3)           Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11

                               (set forth the amount on which the filing fee is calculated and state how it was determined):__________

                (4)           Proposed maximum aggregate value of the transaction:  ______________________________________

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 __          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                (4)           Date Filed:  _________________________________________________________________________

PremierWest Bancorp

NOTICE OF SPECIAL MEETING

AND PROXY STATEMENT

PREMIERWEST BANCORP

503 Airport Road
Medford, Oregon 97504

___________________________________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER [•], 2010

___________________________________________________

To the shareholders of PremierWest Bancorp:

Notice is hereby given that a special meeting of PremierWest Bancorp’s shareholders will be held at [•], Medford, Oregon, on [•]day, December [•], 2010, at [•], local time, for the following purposes:

(1)    To approve an amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of our common stock and maintain the current authorized number of shares of our common stock at 150,000,000.  Three different reverse stock split exchange ratios will be presented for approval by shareholders and if all are approved, the Board of Directors will determine which exchange ratio is appropriate following the special meeting.  The Board may, in its sole discretion, elect not to implement any reverse stock split.  The text of the proposed amendments to our Articles of Incorporation are attached as Appendix A to the accompanying Proxy Statement; and

(2)    To approve the special meeting’s adjournment, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed amendment to the Articles of Incorporation.

The items of business listed above are more fully described in the proxy statement accompanying this notice. If you were a shareholder of record of the Company’s common stock as of the close of business on October [•], 2010, you are entitled to receive this notice and vote at the special meeting, and any adjournments or postponements thereof. This notice and the proxy statement are being mailed to shareholders of record on or about November [•], 2010. Your Board recommends a vote FOR each of the items of business.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the special meeting, it is important that your shares be represented and voted at the meeting. Please mark, sign, date and promptly return your proxy card in the enclosed envelope or vote by telephone or Internet by following the instructions on your proxy card.

November [•], 2010                               BY ORDER OF THE BOARD OF DIRECTORS

                                                            Tom Anderson

                                                            Executive Vice President

                                                            Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER [●], 2010: A full set of proxy materials, including a copy of the accompanying proxy statement and form of proxy card, is available at [•].com.

Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum. A proxy card and self-addressed envelope are enclosed for your convenience. You may also vote by phone or on the Internet.

PREMIERWEST BANCORP

503 Airport Road
Medford, Oregon 97504

PROXY STATEMENT

            This proxy statement, proxy card and notice of special meeting of shareholders are being furnished to shareholders of PremierWest Bancorp in connection with the solicitation by the Board of Directors of proxies to be used at the special meeting of shareholders to be held at [•], Medford, Oregon, on [•]day, December [•], 2010, at [•], local time. This proxy statement and related materials are being mailed to shareholders on or about November [•], 2010.

            As used in this proxy statement, the terms “we,” “our,” “the Company” and “us” all refer to PremierWest Bancorp.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

            This proxy statement contains forward-looking statements about the Company that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements regarding business strategies, management plans and objectives for future operations. All statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. The Company does not intend to update these forward-looking statements, which are made as of the date of this proxy statement. You should consider any written or oral forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I receiving these materials?

            On March 15, 2010, we received written notice from The NASDAQ Stock Market that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2).  Nasdaq provided 180 calendar days, or until September 13, 2010, to regain compliance by achieving a closing bid price of $1.00 or higher for a minimum of 10 consecutive calendar days. At September 13, 2010, we had not regained compliance with the minimum bid price requirement, but remained in compliance with all other Nasdaq listing requirements and Nasdaq granted us an additional 180-day period, or until March 10, 2011, to achieve the minimum bid price requirement.

            A delisting from Nasdaq could have a negative impact on the value and liquidity of our common stock and ability to access the capital markets in the future. On November [•], 2010, the last reported sale price of our common stock was $0.[•] per share.

            The Board determined that continued listing on The NASDAQ Capital Market is beneficial to the Company and its shareholders and on October [•], 2010, approved an amendment to our Articles of Incorporation to effect a reverse stock split at three possible exchange ratios with the intention of increasing our stock price above the $1.00 minimum bid price.  Nasdaq rules permit listed companies to effect a reverse stock split to regain compliance with the minimum bid price requirement.

            Several factors beyond our control will influence the future trading price of our common stock. As a result, there can be no assurance that the market price of our common stock will increase following the reverse stock split (either at all or in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split), that the market price of the common stock will not decrease in the future or that we will be able to meet and continue to meet Nasdaq’s continued listing requirements.

            An amendment to our Articles of Incorporation to effect a reverse stock split requires shareholder approval.

What will I vote on at the special meeting?

            This proxy statement is being sent to shareholders to solicit votes on the following matters:

            Proposal 1.      To approve a one-for-five share reverse stock split of our common stock;

            Proposal 2.      To approve a one-for-ten share reverse stock split of our common stock;

            Proposal 3.      To approve a one-for-fifteen share reverse stock split of our common stock; and

            Proposal 4.      To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

            If one or more of Proposals 1, 2 and 3 are approved by shareholders, the Board will select which, if any, of the reverse stock split exchange ratios to adopt.

Who may vote?

            Only the holders of our common stock shown on our records as of October [•], 2010, are entitled to notice of and to vote at the special meeting.  As of the record date, there were [•] shares of common stock outstanding.

How do I vote?

            We encourage you to vote electronically via the Internet at www.proxyvote.com or by telephone by calling [•]. You can also vote by mail. To vote by mail, please complete, sign and date the proxy card and return it as instructed at your earliest convenience.  For more information regarding how to vote using any of these methods, please refer to the instructions on your proxy card.

            If you are a shareholder of record as of October [•], 2010, you may vote in person at the special meeting. Even if you plan to attend the special meeting, please complete, date, and sign the accompanying proxy and return it promptly to us by mail, or vote via the Internet or telephone.

What if my shares are held in street name?

            If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be permitted to vote your shares on the proposed amendment to effect the reverse stock split. The proposal to approve the adjournment of the special meeting is discretionary, which allows your broker to vote your shares without your prior instructions.

            If your shares are held in street name, you will need proof of ownership to be admitted to the special meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

            Also, you must contact the nominee holder of your shares to change your vote.

How will my shares of common stock held in PremierWest’s 401(k) Plan be voted?

            If you are a participant in our 401(k) Plan, your completed proxy will serve as voting instructions to the plan trustee. However, for your voting instructions to be counted, they must be received at least five days prior to the special meeting, or by December [•], 2010. In accordance with the terms of the 401(k) Plan, if you fail to instruct the plan trustee how to vote your plan shares, the trustee will not vote your plan shares, except as required by law.

How will my shares be voted if I submit a signed proxy card without instructions?

            You may vote your shares by obtaining and marking a proxy card to indicate your vote on the matters presented at the meeting and the proxy holders will vote your shares as instructed. If no instructions are given, the proxy will be voted:

•         FOR each of the proposed amendments to our Articles of Incorporation to effect a reverse stock split of our common stock;

•         FOR the special meeting’s adjournment, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed amendment to our Articles of Incorporation; and

•         in the proxy holders’ discretion on any other matters that may properly come before the shareholders at the meeting.

            The Board has named James Ford and Tom Anderson as the proxy holders. Their names appear on the proxy card accompanying this proxy statement.

How do I change or revoke a proxy?

            A proxy may be revoked by a holder of record prior to its exercise at the meeting by:

•         presenting a proxy bearing a later date prior the commencement of the special meeting;

•         submitting prior to the special meeting’s commencement a written revocation to Tom Anderson, Executive Vice President & Secretary, at PremierWest Bancorp, P.O. Box 40, Medford, Oregon 97501; or

•         if present at the special meeting, requesting and submitting an instrument of revocation at the meeting.

            A shareholder attending the meeting does not need to revoke his, her or its proxy and vote in person, unless the shareholder wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy. Execution of a proxy will not in any way affect a record shareholder’s right to attend the special meeting and vote.

How do we determine if a quorum is present?

            A majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. If you attend the meeting or submit a proxy but abstain from voting on a given matter, your shares will count as present for determining a quorum. If you do not sign and return your proxy, vote by telephone or vote via the Internet, then your shares cannot be voted at the meeting by the proxies and your shares will not count as present for determining a quorum unless you attend the meeting in person.

How do we count votes?

            The named proxy holders will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders. Each share of common stock is entitled to one vote.

How many votes are required for adoption of the proposals?

            If a quorum is present:

•         the proposal to approve amendments to our Articles of Incorporation to effect a reverse stock split will be approved if more shares are voted in favor than are voted against; and

•         a proposal to postpone or adjourn the meeting will be approved if a majority of the shares present at the meeting in person or represented by proxy vote in favor.

How many shares may directors and executive officers vote at the meeting?

            As of October [•], 2010, there were [•] shares of our common stock issued and outstanding and entitled to vote at the special meeting, and directors and executive officers, together with their affiliates, owned [•] shares of common stock entitled to vote at the meeting, which shares represent [•]% of the total shares outstanding and entitled to vote at the meeting.

Who is paying for the costs of proxy solicitation?

            We will bear the cost of this proxy solicitation. We expect to engage an outside firm to assist with solicitation of proxies, and may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies. In addition to solicitation of proxies by mail, we may also use officers and regular employees to solicit proxies from shareholders, either in person or by telephone, fax or letter, without extra compensation.

Where do I get more information?

            If you have any questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, please call Tom Anderson, Executive Vice President & Secretary, at (541) 618-6003.

WE REQUEST THAT SHAREHOLDERS COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

BUSINESS OF THE MEETING

ITEMS 1, 2 AND 3.    APPROVAL OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT OF OUR COMMON STOCK, TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF OUR COMMON STOCK, TO EFFECT A ONE-FOR-FIFTEEN REVERSE STOCK SPLIT OF OUR COMMON STOCK

Purpose and Background of the Reverse Stock Split

            Our common stock is listed on The NASDAQ Capital Market and we are subject to continued Nasdaq listing standards and requirements, including a minimum bid price of our common stock of at least $1.00 per share. Earlier this year, our common stock failed to meet the $1.00 minimum bid price for 30 consecutive business days.  On March 15, 2010, we received written notice from Nasdaq that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market, as set forth in Listing Rule 5550(a)(2).  Nasdaq provided 180 calendar days, or until September 13, 2010 to regain compliance by achieving a closing bid price of $1.00 or higher for a minimum of 10 consecutive business days. At September 13, 2010, we had not regained compliance with the minimum bid price requirement, but remained in compliance with all other Nasdaq listing requirements and Nasdaq granted us an additional 180-day period, or until March 10, 2011, to achieve the minimum bid price requirement.  Nasdaq rules permit listed companies to effect a reverse stock split to regain compliance with the minimum bid price requirement.  On November [•], 2010, the last reported sale price of our common stock was $0.[•] per share.

            We believe that a delisting from Nasdaq could have a negative impact on the value and liquidity of our common stock and ability to access the capital markets in the future. The Board determined that continued listing on The NASDAQ Capital Market is beneficial to the Company and its shareholders.  On October [•], 2010, the Board approved each of the three proposed amendments to our Articles of Incorporation.  If the proposed amendments are approved, the number of issued and outstanding shares of our common stock would be reduced by an exchange ratio of one-for-five, one-for-ten or one-for-fifteen shares outstanding, depending on the decision of the Board following the special meeting, and the current authorized shares of our commons tock would remain at 150 million, without further shareholder approval.  The Board may decide not to effect a reverse stock split.

            The Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of the Company’s common stock sufficiently above the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market. Several factors beyond our control will influence the future trading price of our common stock. As a result, there can be no assurance that the market price of our common stock will increase following the reverse stock split (either at all or in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split), that the market price of the common stock will not decrease in the future or that we will be able to meet and continue to meet Nasdaq’s continued listing requirements.

            In selecting one of the three exchange ratios, following shareholder approval of the proposed amendments, the Board may consider, among other things, factors such as:

•         historical trading prices and volume of our common stock;

•         then-prevailing trading price and volume of our common stock;

•         number of shares of our common stock outstanding;

•         anticipated impact of the reverse stock split on the market for our common stock; and

•         prevailing general market and economic conditions.

            The Company is not aware of any present efforts by anyone to accumulate its common stock, and although the number of outstanding shares of common stock would decrease following the proposed reverse stock split, we do not intend for the reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.  The proposed reverse stock split is not intended to be an anti-takeover device.

            The forms of proposed amendments to our articles of incorporation (“Articles of Amendment”) are attached to this Proxy Statement as Appendix A-1, Appendix A-2 and Appendix A-3.

Effects of Reverse Stock Split on Common Stock

            If one or more of the proposals are approved by shareholders, the Board, in its sole discretion and without the need for any further action on the part of our shareholders, will determine prior to the date of our 2011 annual meeting of shareholders whether to effect a reverse stock split.  If the Board determines a reverse stock split continues to be in the best interests of the Company and our shareholders, the Board will elect one of the three approved exchange ratios. Shareholders are being asked to approve each of the three exchange ratios, rather than an immediate implementation of the reverse stock split at a single exchange ratio, to provide the Board with the flexibility necessary to achieve the desired result under changing market conditions. The Board may elect not to effect the reverse stock split, in its sole discretion.

            Following shareholder approval of one or more of the proposed amendments, if the Board determines that it is advisable and in the best interests of the Company and our shareholders to proceed with the reverse stock split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio determined by the Board effective upon the filing of the Articles of Amendment by the Secretary of State of the State of Oregon (the “Effective Time”).  If the Board chooses to effect the reverse stock split, the Effective Time will be prior to the date of our 2011 annual meeting of shareholders.  The reverse stock split would affect all holders of our outstanding common stock uniformly and would not affect any shareholder’s percentage ownership or proportionate voting and other rights in our common stock, except for adjustments that might result from the treatment of fractional shares as described below. The number of authorized shares of our common stock would remain unchanged at 150,000,000.

            The table below illustrates the effect of the reverse stock split at each specified exchange ratio on the number of shares of our common stock that would be issued and outstanding, authorized and reserved for issuance and authorized and unreserved for issuance based on our capitalization as of October [•], 2010:

	Shares Issued and Outstanding	Shares Authorized and Reserved for Issuance	Shares Authorized and Unreserved for Issuance	Total Authorized
As of October [•], 2010				150,000,000
1-for-5 reverse stock split				150,000,000
1-for-10 reverse stock split				150,000,000
1-for-15 reverse stock split				150,000,000

            One principal effect of the reverse stock split would be to decrease the number of outstanding shares of our common stock. Except for minor adjustments that may result from the treatment of fractional shares as described below, the reverse stock split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our common stock outstanding immediately following the reverse stock split as such shareholder held immediately prior to the reverse split. The relative voting and other rights that accompany the shares of common stock would not be affected by the reverse stock split.

            The proposed amendment to the Articles of Incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the common stock.

            After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

            After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Bid and ask prices for our common stock will continue to be quoted on The NASDAQ Capital Market under the symbol “PRWT,” although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a reverse stock split has occurred.

Certain Risks of the Reverse Stock Split

            Although the reverse stock split will not have any dilutive effect on our shareholders, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease because the proposed amendment to our Articles of Incorporation maintains the current authorized number of shares of common stock at 150,000,000. As a result, the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by our shareholders, except as required by applicable laws and regulations. Because our common stock is traded on The NASDAQ Capital Market, shareholder approval must be obtained, under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of shares of the Company’s common stock equal to or greater than 20% of the Company’s then outstanding shares of common stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available.

            The reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Fractional Shares

            Any shareholder who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio set by the Board, within the specified range of potential exchange ratios, would receive cash in lieu of a fractional share. The cash amount to be paid to each shareholder will be paid out (without interest or deduction) in an amount equal to the number of whole shares exchanged into such fractional share multiplied by the closing trading price of our common stock on The NASDAQ Capital Market on the trading day immediately before the Effective Time.  Such cash payment is subject to applicable tax and abandoned property or escheat laws.

Effect on Outstanding Options and Other Securities

            As of October [•], 2010, current and former employees and directors of the Company hold options to purchase [•] shares of our common stock. Under the terms of the options, when the reverse stock split becomes effective, the number of shares covered by each option will be decreased and the conversion or exercise price per share will be increased in accordance with the exchange ratio.  The Company has [•] shares authorized for future issuance under its 2002 Stock Incentive Plan, as amended and restated. Under the terms of the Plan, when the reverse stock split becomes effective, the number of shares reserved for issuance under the Plan will be proportionately decreased in accordance with the exchange ratio.

            Shares of outstanding restricted stock will be reduced in the same proportion as the reduction in the total number of shares outstanding.  Other securities convertible into, or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the effective time of the reverse stock split.

Exchange of Stock Certificates

            The Company will appoint Computershare to act as exchange agent for holders of common stock in connection with the reverse stock split. The Company will not issue fractional shares with respect to the reverse stock split, but will instruct Computershare to pay cash in lieu of issuing a fractional share. The Company’s shareholder list shows that some of the outstanding common stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the reverse stock split.

            On or after the effective date of the reverse stock split, the Company will mail a letter of transmittal to each shareholder. Each shareholder will be able to obtain a certificate evidencing its post- split shares only by sending the exchange agent its old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Shareholders will not receive certificates for post-split shares unless and until old certificates are surrendered. Shareholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each shareholder’s new stock certificate promptly after receipt of that shareholder’s properly completed letter of transmittal and old stock certificate(s). Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the reverse stock split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Federal Income Tax Consequences of the Reverse Stock Split

            The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of common stock.

            Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of the common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold the common stock as “capital assets” (generally, property held for investment).

            This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH SHAREHOLDER SHOULD CONSULT THEIR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

            If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold the common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

            U.S. Holders

            The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss is expected to be recognized upon the reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered, and the holding period for the common stock received should include the holding period for the common stock surrendered.

            Non-U.S. Holders

            The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder includes a beneficial owner of the common stock that is a foreign corporation or who is a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split.

            Fractional Shares

            A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that are allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the effective time of the reverse stock split. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Dividends

            The Company does not believe that the reverse split will have any effect with respect to future distributions, if any, to the Company’s shareholders. In second quarter of 2009, we suspended the cash dividend on our common stock and in the fourth quarter of 2009, we deferred payments on our junior subordinated debentures.  We suspended payment of the quarterly dividend on our Series B Preferred Stock in the fourth quarter of 2009. We are unable to pay dividends on our common stock until we make all accrued payments on our junior subordinated debentures and Series B Preferred Stock.  We do not anticipate paying dividends in the near future. There can be no assurance as to future dividends because they are dependent on our future earnings, capital requirements and financial conditions.  In addition, we are currently restricted from paying dividends on our common stock pursuant to an agreement with the Federal Reserve Bank of San Francisco and Oregon Division of Finance and Corporate Securities.

Dissenters’ Rights

            Under Oregon law and our Articles of Incorporation, holders of our common stock will not be entitled to appraisal or other dissenters’ rights with respect to the reverse stock split.

Approval Required

            If a quorum is present at the meeting, the proposal will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against. The Board reserves the right not to implement a reverse stock split.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENTS TO EFFECT A REVERSE STOCK SPLIT AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

ITEM 2.          ADJOURNMENT OF THE SPECIAL MEETING

            A proposal will be submitted to shareholders at the special meeting to approve the special meeting’s adjournment, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed amendments to Article III, Section A of our Articles of Incorporation to effect a reverse stock split. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use. Approval of the special meeting’s adjournment requires a majority of the common shares represented at the special meeting in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MANNER AND COST OF PROXY SOLICITATION

            The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company. Also, the Company has retained [•] to aid in soliciting proxies for a fee estimated not to exceed $[•],000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS

            The following table sets forth certain information regarding beneficial ownership of issued and outstanding shares of the Company’s common stock as of October [•], 2010 held by any shareholder who is (a) known by the Company to own beneficially more than 5% of the outstanding shares of any class of stock, (b) each of the directors, (c) each of our named executive officers and (d) all of our directors and named executive officers as a group.

	Class of Stock	Amount Beneficially Owned	Notes	Percentage of Class Owned
Known 5% Beneficial Owners*
Great Oaks Capital Management, LLC	Common	8,587,073	(A)%

Directors and Executive Officers
John A Duke, Chairman of the Board	Common		(1)%
George C. St. Laurent, Jr., Director	Common		(2)%
Patrick G. Huycke, Director	Common		(3)	**
Thomas R. Becker, Director	Common		(4)	**
Dennis N. Hoffbuhr, Director	Common		(5)	**
Rickar D. Watkins, Director	Common		(6)	**
John L. Anhorn, Director, Executive Chairman	Common		(7)	**
Brian Pargeter, Director	Common		(8)	**
Richard R. Hieb, COO, Director	Common		(9)	**
James L. Patterson, Director	Common		(10)	**
John B. Dickerson, Director	Common		(11)	**
Tom Anderson, CAO	Common		(12)	**
Michael D. Fowler, CFO	Common		(13)	**
James M. Ford, President & CEO	Common		(14)	**
PremierWest 401K Plan	Common		(15)	**
All Directors and Executive Officers as a group (14 persons and 401K Plan)	Common			%

U.S. Department of the Treasury	Series B Preferred		100%
U.S. Department of the Treasury	Common	(16)	**

*              Other than directors and executive officers.

**            Represents less than one percent

(A)

As reported on Schedule 13G filed on April 13, 2010, which Schedule 13G lists reporting persons Andrew K. Boszhardt, Jr., Zoltan H. Zsitvay, Great Oaks Capital Management, LLC, GOCP, LLC and Great Oaks Strategic Investment Partners, LP.

(1)	Includes (a) 19,375 shares subject to options currently exercisable or exercisable within 60 days and (b) 1,464,005 shares held by The John Duke Trust for the benefit of Mr. Duke.
(2)	Includes 429,601 shares held by the Georges C. St. Laurent, Jr. Trust for the benefit of Mr. Laurent.
(3)

Includes (a) 188,293 shares held in a Profit Sharing Trust Plan, (b) 19,375 shares subject to options currently exercisable or exercisable within 60 days and (c) 1,450 shares held in Mr. Huycke's IRA account.

(4)	Includes 38,650 shares subject to options currently exercisable or exercisable within 60 days.
(5)	Includes (a) 901 shares held by Mr. Hoffbuhr's spouse and immediate family members and (b) 19,375shares subject to options currently exercisable or exercisable within 60 days.
(6)

Includes (a) 9,710 shares held in an IRA for the benefit of Mr. Watkins, (b) 11,538 shares held in a SEP account for the benefit of Mr. Watkins, (c) 23,584shares held in trust for the benefit of Mr. Watkins and (d) 15,355 shares subject to options currently exercisable or exercisable within 60 days.

(7)	Includes (a) 32,933 shares held in a 401(k) Plan for the benefit of Mr. Anhorn and (b) 34,467 shares subject to options currently exercisable or exercisable within 60 days.
(8)	Includes 3,255 shares subject to options currently exercisable or exercisable within 60 days.
(9)

Includes (a) 19,926 shares held in an IRA for the benefit of Mr. Hieb, (b) 30,253 shares held in a 401(k) plan for the benefit of Mr. Hieb and (c) 28,597 shares subject to options currently exercisable or exercisable within 60 days.

(10)	Includes (a) 14,947 shares held in a SEP for the benefit of Mr. Patterson and (b) 18,642 shares subject to options currently exercisable or exercisable within 60 days.
(11)

Includes (a) 5,509 shares held in an IRA for the benefit of Mr. Dickerson, (b) 10,667 shares subject to options currently exercisable or exercisable within 60 days and (c) 118,780 shares held in a family trust for the benefit of Mr. Dickerson.

(12)

Includes (a) 68,670 held in an IRA for the benefit of Mr. Anderson, (b) 13,470 shares held in a 401(k) plan for the benefit of Mr. Anderson, (c) 27.043 shares subject to options currently exercisable or exercisable within 60 days and (d) 661 shares held by Mr. Anderson’s spouse.

(13)	Includes 1,050 shares subject to options currently exercisable or exercisable within 60 days and (b) 4,320shares held in a 401(k) plan for the benefit of Mr. Fowler.
(14)

Includes (a) 13,452 shares held in trust for the benefit of Mr. Ford, (b) 377 shares held in a 401(k) plan for benefit of Mr. Ford and (c) 27,040 shares subject to options currently exercisable or exercisable within 60 days.

(15)

Messrs. Ford, Anderson and Fowler act as Trustees of the PremierWest 401(k) Plan and are authorized to vote shares held in the Plan. Messrs. Ford, Anderson and Fowler all disclaim beneficial ownership of the shares held in the Plan, except to the extent of their individual pecuniary interest in the Plan, if any.

(16)	Pursuant to Warrant to Purchase Common Stock issued in connection with the TARP Capital Purchase Program.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            Representatives of Moss Adams, LLP, our independent registered public accounting firm, are not expected to be present at the special meeting, will not have an opportunity to make a statement and are not expected to be available to respond to questions from shareholders.

WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC website at http://www.sec.gov.

            Any person, including any beneficial owner, to whom this proxy statement is delivered, may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to:

PremierWest Bancorp

Attention: Tom Anderson
P.O. Box 40

Medford, OR 97501

Telephone: (541) 618-6003

COMMUNICATIONS WITH THE BOARD

            All communications to the Board of Directors, Chairman of the Board, the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, PremierWest Bancorp, P.O. Box 40, Medford, OR 97501 or by email to Tom.Anderson@PremierWestBank.com.

PROPOSALS OF SHAREHOLDERS FOR THE 2011 ANNUAL MEETING

            Any shareholder who intends to present a proposal at the Company's 2011 Annual Meeting of Stockholders must send the proposal to: Secretary Tom Anderson, PremierWest Bancorp, 503 Airport Road, Medford, Oregon 97504. The date of the 2011 annual meeting has not been set.

            In accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in order for any shareholder proposal to be considered for inclusion in the proxy materials of PremierWest for the 2011 annual meeting of shareholders, the deadline by which such proposal must be received in writing addressed to the Company’s Secretary, Tom Anderson, at our corporate offices at 503 Airport Road, Medford, Oregon, is no later than December 16, 2010. The proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be included in the Company’s proxy materials.

            In addition, our Bylaws contain an advance notice provision that requires that all business proposed by a shareholder that will be conducted or considered at a meeting must meet notice requirements. For business to be properly submitted by a shareholder for a vote at an annual meeting, the shareholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely notice in writing of the proposal to be submitted by the shareholder for a vote. The shareholder’s notice must be delivered to the Secretary at the Company’s principal executive office. To be timely, a shareholder’s notice must be received by the Secretary at least 60 calendar days before the date corresponding to the date on which our proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year’s annual meeting, or if we did not hold an annual meeting in the preceding year, then the shareholder’s notice will be considered timely if it is received by the Secretary a reasonable time before we mail our proxy materials for the annual meeting, but in any event at least 30 days before we mail our proxy materials for the annual meeting.

            A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

OTHER MATTERS

            The Board is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. If any other matters properly come before the special meeting, it is intended that the proxies in the accompanying form will be voted in accordance with the judgment of the person voting the proxies.

By Order of the Board of Directors,

Tom Anderson
Executive Vice President

Secretary

November [•], 2010

APPENDIX A-1

Articles of Amendment of PremierWest Bancorp

Subsection A of Article III—Authorized Capital Stock is amended and restated in its entirety as follows:

            “A.      Authorized Classes of Shares.

            (i)         Immediately upon the filing of this Amendment to Articles of Incorporation (the “Effective Time”) by the Secretary of State of the State of Oregon, each five outstanding shares of the Corporation’s common stock will be exchanged and combined, automatically, without further action, into one share of common stock (the “Reverse Split”). Any fractional shares resulting from that exchange and combination will not be issued, but will be paid out in cash (without interest or deduction) in the amount equal to the number of shares exchanged into such fractional share multiplied by the closing trading price of the Corporation’s common stock on The NASDAQ Capital Market on the trading day immediately before the Effective Time.  Each stock certificate that immediately prior to the Effective Time represented shares of common stock (the “Old Certificates”) shall thereafter represent that number of whole shares of common stock into which the shares of common stock represented by the Old Certificate shall have been exchanged and combined, and the right to receive payment for resulting fractional shares.  Each person holding of record an Old Certificate shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of whole shares of common stock to which such person is entitled, or, at the discretion of the Corporation and unless otherwise instructed by such holder, book-entry shares in lieu of a new certificate or certificates evidencing and representing the number of whole shares of common stock to which such person is entitled, under the foregoing exchange and combination.

            (ii)        Immediately after the Reverse Split, the Corporation is authorized to issue 151,000,000 shares of stock, divided into two classes as follows:

                        1,000,000 shares of preferred stock, no par value (“Preferred Stock”). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set forth for such series either in these Articles or in an amendment to these Articles (“Preferred Stock Designation”). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of Article III or by action of the shareholders of the Corporation; and

                        150,000,000 shares of common stock, no par value (“Common Stock”).

Except as may otherwise be provided in a Preferred Stock Designation, all shares of a class will have preferences, limitations and relative rights identical to those of all other shares of the same class. All shares of a series of Preferred Stock will have preferences, limitations and relative rights identical to those of all other shares of that series of Preferred Stock.”

APPENDIX A-2

Articles of Amendment of PremierWest Bancorp

Subsection A of Article III—Authorized Capital Stock is amended and restated in its entirety as follows:

            “A.      Authorized Classes of Shares.

            (i)         Immediately upon the filing of this Amendment to Articles of Incorporation (the “Effective Time”) by the Secretary of State of the State of Oregon, each ten outstanding shares of the Corporation’s common stock will be exchanged and combined, automatically, without further action, into one share of common stock (the “Reverse Split”). Any fractional shares resulting from that exchange and combination will not be issued, but will be paid out in cash (without interest or deduction) in the amount equal to the number of shares exchanged into such fractional share multiplied by the closing trading price of the Corporation’s common stock on The NASDAQ Capital Market on the trading day immediately before the Effective Time.  Each stock certificate that immediately prior to the Effective Time represented shares of common stock (the “Old Certificates”) shall thereafter represent that number of whole shares of common stock into which the shares of common stock represented by the Old Certificate shall have been exchanged and combined, and the right to receive payment for resulting fractional shares.  Each person holding of record an Old Certificate shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of whole shares of common stock to which such person is entitled, or, at the discretion of the Corporation and unless otherwise instructed by such holder, book-entry shares in lieu of a new certificate or certificates evidencing and representing the number of whole shares of common stock to which such person is entitled, under the foregoing exchange and combination.

            (ii)        Immediately after the Reverse Split, the Corporation is authorized to issue 151,000,000 shares of stock, divided into two classes as follows:

                        1,000,000 shares of preferred stock, no par value (“Preferred Stock”). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set forth for such series either in these Articles or in an amendment to these Articles (“Preferred Stock Designation”). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of Article III or by action of the shareholders of the Corporation; and

                        150,000,000 shares of common stock, no par value (“Common Stock”).

Except as may otherwise be provided in a Preferred Stock Designation, all shares of a class will have preferences, limitations and relative rights identical to those of all other shares of the same class. All shares of a series of Preferred Stock will have preferences, limitations and relative rights identical to those of all other shares of that series of Preferred Stock.”

APPENDIX A-3

Articles of Amendment of PremierWest Bancorp

Subsection A of Article III—Authorized Capital Stock is amended and restated in its entirety as follows:

            “A.      Authorized Classes of Shares.

            (i)         Immediately upon the filing of this Amendment to Articles of Incorporation (the “Effective Time”) by the Secretary of State of the State of Oregon, each fifteen outstanding shares of the Corporation’s common stock will be exchanged and combined, automatically, without further action, into one share of common stock (the “Reverse Split”). Any fractional shares resulting from that exchange and combination will not be issued, but will be paid out in cash (without interest or deduction) in the amount equal to the number of shares exchanged into such fractional share multiplied by the closing trading price of the Corporation’s common stock on The NASDAQ Capital Market on the trading day immediately before the Effective Time.  Each stock certificate that immediately prior to the Effective Time represented shares of common stock (the “Old Certificates”) shall thereafter represent that number of whole shares of common stock into which the shares of common stock represented by the Old Certificate shall have been exchanged and combined, and the right to receive payment for resulting fractional shares.  Each person holding of record an Old Certificate shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of whole shares of common stock to which such person is entitled, or, at the discretion of the Corporation and unless otherwise instructed by such holder, book-entry shares in lieu of a new certificate or certificates evidencing and representing the number of whole shares of common stock to which such person is entitled, under the foregoing exchange and combination.

            (ii)        Immediately after the Reverse Split, the Corporation is authorized to issue 151,000,000 shares of stock, divided into two classes as follows:

                        1,000,000 shares of preferred stock, no par value (“Preferred Stock”). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set forth for such series either in these Articles or in an amendment to these Articles (“Preferred Stock Designation”). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of Article III or by action of the shareholders of the Corporation; and

                        150,000,000 shares of common stock, no par value (“Common Stock”).

Except as may otherwise be provided in a Preferred Stock Designation, all shares of a class will have preferences, limitations and relative rights identical to those of all other shares of the same class. All shares of a series of Preferred Stock will have preferences, limitations and relative rights identical to those of all other shares of that series of Preferred Stock.”

PLEASE MARK VOTES
☒ AS IN THIS EXAMPLE

REVOCABLE PROXY
PREMIERWEST BANCORP SPECIAL MEETING OF SHAREHOLDERS
DECEMBER [•], 2010

Each undersigned shareholder of PremierWest Bancorp, an Oregon corporation (the “Company”) hereby constitutes and appoints James M. Ford and Tom Anderson, and each of them, with full power of substitution, the proxy of the undersigned to vote only at the special meeting of shareholders of the Company to be held at [•], Medford, Oregon on [•], December [•], 2010 at [•], local time, and at any adjournments or postponements thereof, all of the shares of the Company which the undersigned would be entitled to vote if personally present at such meeting or any adjournments or postponements thereof.

1.        To approve a one-for-five reverse stock split of outstanding shares of our common stock.

        ⁬ FOR                            ⁬ AGAINST                         ⁬ ABSTAIN

2.        To approve a one-for-ten reverse stock split of outstanding shares of our common stock.

        ⁬ FOR                            ⁬ AGAINST                         ⁬ ABSTAIN

3.        To approve a one-for-fifteen reverse stock split of outstanding shares of our common stock.

        ⁬ FOR                            ⁬ AGAINST                         ⁬ ABSTAIN

4.        To approve the special meeting’s adjournment, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve the proposed amendments to effect a reverse stock split.

        ⁬ FOR                            ⁬ AGAINST                         ⁬ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

Signature                                                      Signature                                                       Dated

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

Vote By Internet

http://[•]

Use the Internet to transmit your voting instructions until 11:59 p.m. eastern time the day before the meeting date. Have your proxy card in hand when you access the website. You will be prompted to enter your 12 digit control number, located below, to create and submit an electronic ballot.

Vote By Telephone

1-800-652-VOTE [•]

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. eastern time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12 digit control number, located below, and then follow the directions given.

Vote By Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, do not mail back your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER [●], 2010

A full set of proxy materials, including a copy of the proxy statement and form of proxy card, is available at http:// [•].com